EXHIBIT B

THE AUSTRALIAN GOVERNMENT GUARANTEE SCHEME FOR LARGE DEPOSITS AND WHOLESALE FUNDING RULES, INCLUDING SAMPLE LIST OF DEPOSIT ACCOUNTS AND GUIDELINES ON INTERPRETATION OF ‘NOT COMPLEX’ FOR THE PURPOSES OF SCHEDULE 3 – ELIGIBILITY CRITERIA

AUSTRALIAN GOVERNMENT GUARANTEE SCHEME FOR LARGE DEPOSITS AND WHOLESALE FUNDING RULES

CONTENTS

1.	Interpretation	1
2.	Scheme Administrator	3
3.	Applications for Eligibility Certificates	3
4.	Issue of Eligibility Certificate and Issuance of Guaranteed Liability	4
5.	Counter-Indemnity	4
6.	Fees	5
7.	Guarantee Statement and Website	5
8.	Notification of Breach	6
9.	Claims and Payment	6
10.	Reporting	6
11.	Auditing	6
12.	Status of Eligibility Certificate	7
13.	Notices	7
14.	Changes to Scheme Rules	8

Schedule 1	ELIGIBLE INSTITUTIONS	9

Schedule 2	APPLICATION	17

Schedule 3	ELIGIBILITY CRITERIA	22

Schedule 4	ELIGIBILITY CERTIFICATE	24

Schedule 5	FEE SCHEDULE AND PAYMENT ARRANGEMENTS AND
	REPORTING ARRANGEMENTS	25

Schedule 6	FORM OF FEE LETTER	30

Schedule 7	FORM OF COUNTER-INDEMNITY	31

Schedule 8	FORM OF CLAIM	35

Schedule 9	FORM OF LEGAL OPINION IN RESPECT OF THE COUNTER-
	INDEMNITY	37

Schedule 10	FORM OF LEGAL OPINION IN RESPECT OF ELIGIBLE SCHEME
	LIABILITIES	46

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AUSTRALIAN GOVERNMENT GUARANTEE SCHEME FOR LARGE DEPOSITS AND WHOLESALE FUNDING RULES

Date

These Scheme Rules commence on 20 November 2008.

Context

These Scheme Rules are made in the following context:

A.	The Commonwealth of Australia (the Commonwealth) has executed a Deed of Guarantee which comes into effect on 28 November 2008.

B.	Under the Deed of Guarantee the Commonwealth guarantees Guaranteed Liabilities.

C.	These Scheme Rules are referred to in the Deed of Guarantee and govern access to protection under the Deed of Guarantee.

1.	Interpretation

1.1.	Definitions

1.1.1.	Unless the contrary intention appears, a term in bold type has the meaning shown opposite it:

Applicant	means the Eligible Institution making an Application.
Application	means an application made under Rule 3.1.1.
Australian Resident	means a person treated as an Australian resident for the purposes of Australian income taxation law.
Beneficiary	means a person to whom a Guaranteed Liability from time to time is owed.
Business Day	means a day (excluding Saturday and Sunday) on which banks are generally open in Sydney in New South Wales for the transaction of banking business.
Counter-Indemnity	means each deed of counter-indemnity to be provided under Rule 4.1.2.
Eligibility Certificate	means a certificate issued in accordance with Rule 4.
Eligibility Certificate Fee	means the fee in respect of an Eligibility Certificate determined in accordance with Schedule 5.

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Eligibility Criteria	means the criteria set out in Schedule 3.
Eligible Institution	means an authorised deposit-taking institution (including a foreign ADI) within the meaning of the Banking Act 1959 and listed in Schedule 1.
Eligible Scheme Liability	means any liability of an Eligible Institution which satisfies the Eligibility Criteria.
Fee Formula	means the relevant formula set out in Schedule 5 for the calculation of the Fee payable by Eligible Institutions in respect of an Eligibility Certificate.
Fee Letter	means the letter referred to in Rule 6.1.3.
Final Application Date	means the date determined by the Guarantor and notified in accordance with Rule 3.1.2.
Guarantee	means the guarantee contained in the Deed of Guarantee executed on behalf of the Commonwealth of Australia and which takes effect from 28 November 2008, as amended from time to time.
Guaranteed Liability	means a liability that is the subject of an Eligibility Certificate.
Guarantee Statement	means the statement referred to in Rule 7.1.1.
Guarantor	means the Commonwealth of Australia.
Reserve Bank of Australia or RBA	means the body corporate constituted and continued in existence under the Reserve Bank Act 1959.
Scheme Administrator	is the Reserve Bank of Australia.
Scheme Rules	means these rules as amended and in force from time to time.
Specified Account

means any of the following:

a.       Farm Management Deposit within the meaning of section 393-25 of Schedule 2G of the Income Tax Assessment Act 1936;  or

b.       First Home Saver Account within the meaning of section 8 of the First Home Saver Accounts Act 2008; or

c.       Retirement Savings Account within the meaning of subsection 8(1) of the Retirement Savings Accounts Act 1997.

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1.1.2.	In these Scheme Rules, unless the contrary intention appears:

	a.	Words and expressions defined in the Guarantee have the same meanings where used in these Scheme Rules;

	b.	References to a Schedule are to a Schedule to these Scheme Rules;

	c.	The singular includes the plural and vice-versa;

	d.	A reference to a person includes a body politic, body corporate or partnership;

	e.	The word "includes" in any form is not a word of limitation;

	f.	A reference to a person includes that person's administrators, successors and permitted assigns;

	g.	Any reference to time of day shall be a reference to that time of day in Sydney in the State of New South Wales.

2.	Scheme Administrator

2.1.1.	The Scheme Administrator is responsible for administering the Scheme Rules on behalf of the Guarantor.

2.1.2.

A reference in these Scheme Rules to something being approved by, at the discretion of, or otherwise within the power or control of, the Guarantor shall include a reference to the Scheme Administrator providing such approval or taking any relevant action on behalf of the Guarantor in its capacity as Scheme Administrator and an Eligible Institution or Beneficiary is entitled to rely, without further enquiry, on such approval or action as if it had been done by the Guarantor.

2.1.3.	Eligible Institutions must comply with the reasonable directions of the Scheme Administrator made within the scope of these Scheme Rules.

3.	Applications for Eligibility Certificates

3.1.1.	An Eligible Institution shall be entitled, until 5.00pm on the Final Application Date, to apply for an Eligibility Certificate in respect of an Eligible Scheme Liability.

3.1.2.	The Guarantor shall provide Eligible Institutions with no less than twenty Business Days notice in writing of the Final Application Date.

3.1.3.	The Guarantor may extend the Final Application Date at any time at its discretion by notice in writing to the Eligible Institutions.

3.1.4.	An Application must be made in the form of Schedule 2, signed on behalf of the Eligible Institution and delivered to the Scheme Administrator.

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3.1.5.

An Application which is incomplete or incorrect, including where APRA has notified the Scheme Administrator that the letter of prudential compliance provided in accordance with Schedule 2 B.9 is incomplete or incorrect, will be treated as not having been made and the Scheme Administrator will notify the Applicant accordingly.

4.	Issue of Eligibility Certificate and Issuance of Guaranteed Liability

4.1.1.	The decision to issue an Eligibility Certificate shall be at the discretion of the Guarantor.

4.1.2.

No Eligibility Certificate in respect of an Eligible Scheme Liability will be issued unless, prior to the issue, the Applicant has duly delivered to the Scheme Administrator an Application in accordance with Rule 3.

4.1.3.	An Eligibility Certificate shall be substantially in the form of Schedule 4.

4.1.4.

The Eligible Institution must not issue an Eligible Scheme Liability, in respect of which an Eligibility Certificate has been issued, which differs in any material respect from the particulars of the Eligible Scheme Liability specified in the relevant Eligibility Certificate.

5.	Counter-Indemnity

5.1.1.	Subject to Scheme Rules 5.1.3 and 5.1.4, each Counter-Indemnity must be substantially in the form of Schedule 7 or such other form as is approved by the Guarantor.

5.1.2.	Each Counter-Indemnity shall be executed as a deed by the relevant Eligible Institution and any additional counter-indemnitor required in accordance with Rule 5.1.3.

5.1.3.

The Guarantor shall be entitled, in its discretion, to require any member of the corporate group of which the Eligible Institution is a member to become an additional counter-indemnitor under the Counter-Indemnity, in which event the liability of the relevant institution and the additional counter-indemnitor shall be expressed to be joint and several under the Counter-Indemnity and the form of the Counter-Indemnity in Schedule 7 shall be modified accordingly, all as reasonably required by the Guarantor.

5.1.4.

The Guarantor shall, as a condition to the issue of an Eligibility Certificate, be entitled to require the making of any amendment or supplement to a Counter-Indemnity which has previously been delivered to it, and the delivery to it of a further legal opinion of the kind referred to in Schedule 2 as applicable.

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6.	Fees

6.1.1.

The Guarantor shall be entitled to determine the amount of, and to charge, an Eligibility Certificate Fee to each Eligible Institution in respect of the Eligibility Certificates issued to that Eligible Institution.

6.1.2.	The Eligibility Certificate Fee shall accrue during the period that the liabilities described in that Eligibility Certificate are guaranteed and shall be calculated in accordance with the Fee Formula.

6.1.3.	The Eligibility Certificate Fee shall be payable in accordance with the Fee Letter which will be substantially in the Form set out in Schedule 6 and signed on behalf of the Eligible Institution.

6.1.4.	The Guarantor may, at its discretion, waive the payment of an Eligibility Certificate Fee by an Eligible Institution:

	a.	in total;

	b.	for a specific period;

	c.	in respect of one or more Guaranteed Liabilities;

	d.	in respect of one or a class of Beneficiaries; or

	e.	for any combination of sub-paragraphs a to d above.

7.	Guarantee Statement and Website

7.1.1.	The Scheme Administrator will establish and maintain a website on which will be published a statement of Guaranteed Liabilities. The current website is at www.guaranteescheme.gov.au.

7.1.2.	The Guarantee Statement published under Rule 7.1.1 shall have no legal status, shall not affect the status or effect of any Eligibility Certificate, and shall be for information purposes only.

7.1.3.	The Guarantor may have additional information published on the website referred to in Rule 7.1.1, including but not limited to:

	a.	the names of Eligible Institutions from time to time;

	b.	a summary of the Guaranteed Liabilities from time to time in respect of individual or groups of Eligible Institutions;

	c.	any amendment or supplement to these Scheme Rules; and

	d.	notification of the cancellation of an Eligibility Certificate in accordance with Rule 12.1.2.

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8.	Notification of Breach

8.1.1.

An Eligible Institution shall notify the Scheme Administrator as soon as is practicable after becoming aware that the Eligible Institution will be, or is likely to be, unable to make payment of a Guaranteed Liability on its Due Date.

9.	Claims and Payment

9.1.1.	A claim by a Beneficiary for payment under the Guarantee must be in writing and made in the form of Schedule 8 and delivered to the Scheme Administrator.

9.1.2.	A claim by a Beneficiary for payment under the Guarantee which is not made in the form of Schedule 8 is not a valid claim and shall be treated as not having been made.

9.1.3.	Subject to Rule 9.1.4, the Guarantor shall pay to the Beneficiary the amount specified in a valid claim.

9.1.4.

If the claim relates to a Specified Account, the Guarantor must pay the claim into another account of the same type. The Beneficiary may direct the Guarantor to pay the claim into an account of the same type at a particular institution.

9.1.5.	All payments made under this Deed in respect of a Guaranteed Liability shall be made in the currency in which the Guaranteed Liability is denominated.

9.1.6.	A valid claim is one that establishes that the amount claimed:

	a.	is due to the Beneficiary;

	b.	remains unpaid despite the Beneficiary having made a claim on the Eligible Institution;

	c.	is in respect of a Guaranteed Liability with a Due Date on or before the expiration of the relevant Eligibility Certificate; and

	d.	has not been paid, and is not eligible to be claimed, by the Beneficiary in accordance with the Financial Claims Scheme in Division 2AA of the Banking Act 1959.

10.	Reporting

10.1.1.	Each Eligible Institution must provide written reports to the Scheme Administrator in accordance with the requirement in Schedule 5.

11.	Auditing

11.1.1.

The Guarantor or any person appointed by the Guarantor may at any reasonable time during normal office hours and subject to prior mutual concurrence as to the nature and extent of the material involved (such concurrence not to be unreasonably withheld) inspect and take copies of such of the Eligible Institution's accounting and working documents as specifically relate to the matters covered by these Scheme Rules. Such right of inspection shall continue as long as either party remains under any liability to the other arising from these Scheme Rules.

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12.	Status of Eligibility Certificate

12.1.1.	The Beneficiary’s rights in relation to a Guaranteed Liability shall not be prejudiced by the failure of an Eligible Institution to comply with these Scheme Rules.

12.1.2.	An Eligible Institution may apply to the Scheme Administrator to have an Eligibility Certificate cancelled if there are no subsisting Guaranteed Liabilities in respect of the Eligibility Certificate.

13.	Notices

13.1.1.	Any notice or other communication under or in connection with these Scheme Rules or the Guarantee shall be in writing and dealt with as follows:

	a.	If to be given to the Guarantor or the Scheme Administrator then signed by the person giving the notice and:

		i.	Sent by pre-paid post; or

		ii.	Transmitted electronically by electronic mail or facsimile transmission:

	To :	The Scheme Administrator Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding c/- The Secretary Reserve Bank of Australia GPO Box 5367 SYDNEY NSW 2001

email: administrator@guaranteescheme.gov.au

Fax: (02) 9551 8670

	b.	If to be given by the Scheme Administrator or by the Guarantor to an Eligible Institution then:

		i.	Published on the website referred to in Rule 7;

		ii.	Delivered by hand;

		iii.	Sent by pre-paid post; or

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		iv.	Transmitted electronically by electronic mail or facsimile transmission:

At the discretion of the Scheme Administrator or Guarantor as the case may be.

13.1.2.

In the case of delivery under 13.1.1.b.ii, 13.1.1.b.iii or 13.1.1.b.iv the notice will be effective if sent to the registered office, publicly listed or otherwise notified facsimile number or email address of the Eligible Institution to be notified.

13.1.3.

Any notice or other communication under or in connection with these Scheme Rules or the Guarantee to be made by the Scheme Administrator or the Guarantor to a Beneficiary shall be made in such manner as the Guarantor, in its exclusive and absolute discretion, decides is the most appropriate manner in the circumstances at the time. For the avoidance of doubt the manner of notification or communication may be by publication on the website referred to in Rule 7.

13.1.4.	A notice or communication is deemed to be effected:

	a.	If published on the website referred to in Rule 7 - upon publication or, if publication takes place after 5.00 pm, or on a day that is not a Business Day, then on the next Business Day.

	b.	if delivered by hand - upon delivery to the relevant address;

	c.	if sent by post - upon delivery to the relevant address;

	d.	if transmitted electronically - upon actual receipt by the addressee.

13.1.5.	A notice received after 5.00 pm, or on a day that is not a Business Day, is deemed to be effected on the next Business Day.

14.	Changes to Scheme Rules

14.1.1.

The Guarantor may amend or supplement these Scheme Rules at any time at its discretion by publishing such amendment on the website referred to in Rule 7 provided that (except insofar as such amendment is required by law) such amendment does not reduce the Guarantor's obligations to the Beneficiaries in a manner which is prejudicial to the interests of the Beneficiaries in respect of any subsisting Guaranteed Liability.

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AUSTRALIAN GOVERNMENT GUARANTEE SCHEME FOR LARGE
  DEPOSITS AND WHOLESALE FUNDING RULES
SCHEDULE 1 ELIGIBLE INSTITUTIONS

The following institutions are eligible to apply for the Guarantee:

A.	Australian-owned Banks

•	Adelaide Bank Limited

•	AMP Bank Limited

•	Australia and New Zealand Banking Group Limited

•	Bank of Queensland Limited

•	BankWest (the trading name of Bank of Western Australia Ltd)

•	Bendigo and Adelaide Bank Limited

•	Commonwealth Bank of Australia

•	Commonwealth Development Bank of Australia Limited

•	Elders Rural Bank Limited

•	Macquarie Bank Limited

•	Members Equity Bank Pty Limited

•	National Australia Bank Limited

•	St.George Bank Limited

•	Suncorp-Metway Limited

•	Westpac Banking Corporation

B.	Australian-incorporated ADIs which are subsidiaries of foreign banks

•	Arab Bank Australia Limited

•	Bank of China (Australia) Limited

•	Bank of Cyprus Australia Limited

•	Citigroup Pty Limited

•	HSBC Bank Australia Limited

•	ING Direct (the trading name of ING Bank (Australia) Limited)

•	Investec Bank (Australia) Limited

•	Laiki Bank (Australia) Ltd

•	Rabobank Australia Limited

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C.	Branches of Foreign Banks

•	ABN AMRO Bank N.V.

•	Allied Irish Banks, Public Limited Company

•	Bank of America, National Association

•	Bank of China Limited

•	Bank of Scotland plc

•	Barclays Capital (the trading name of Barclays Bank PLC)

•	BNP Paribas

•	Citibank, N.A.

•	Credit Suisse

•	Deutsche Bank Aktiengessellschaft

•	Fortis Bank SA/NV

•	HSBC Bank plc

•	Industrial and Commercial Bank of China Limited

•	ING Bank N.V.

•	JPMorgan Chase Bank, National Association

•	Mega International Commercial Bank Co., Ltd.

•	Mizuho Corporate Bank, Ltd.

•	Oversea-Chinese Banking Corporation Limited

•	Rabobank Nederland (the trading name of Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.)

•	Royal Bank of Canada

•	Société Générale

•	Standard Bank Plc

•	Standard Chartered Bank

•	State Bank of India

•	State Street Bank and Trust Company

•	Sumitomo Mitsui Banking Corporation

•	Taiwan Business Bank

•	The Bank of Tokyo-Mitsubishi UFJ, Ltd

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•	The Hongkong and Shanghai Banking Corporation Limited

•	The Northern Trust Company

•	The Royal Bank of Scotland PLC

•	The Toronto-Dominion Bank

•	UBS AG

•	United Overseas Bank Limited

•	WestLB AG

D.	Building Societies

•	ABS Building Society Ltd

•	B & E Ltd

•	Greater Building Society Ltd

•	Heritage Building Society Limited

•	Hume Building Society Ltd

•	IMB Ltd

•	Lifeplan Australia Building Society Limited

•	Maitland Mutual Building Society Limited

•	Newcastle Permanent Building Society Limited

•	The Rock Building Society Limited

•	Wide Bay Australia Ltd

E.	Credit Unions

•	Alliance One Credit Union Ltd

•	Allied Members Credit Union Ltd

•	AMP Credit Union Ltd

•	Australian Central Credit Union Ltd

•	Australian Country Credit Union Ltd (trading as Reliance Credit Union)

•	Australian Defence Credit Union Limited

•	AWA Credit Union Limited

•	Bananacoast Community Credit Union Ltd

•	Bankstown City Credit Union Ltd

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•	Berrima District Credit Union Ltd

•	Big Sky Credit Union Ltd

•	CAPE Credit Union Limited

•	Capricornia Credit Union Ltd

•	Central Murray Credit Union Limited

•	Central West Credit Union Limited

•	Circle Credit Co-operative Limited

•	Coastline Credit Union Limited

•	Collie Miners Credit Union Ltd

•	Community Alliance Credit Union Limited

•	Community CPS Australia Limited

•	Community First Credit Union Limited

•	Companion Credit Union Limited

•	Country First Credit Union Ltd

•	Credit Union Australia Ltd

•	Defence Force Credit Union Limited

•	Dnister Ukrainian Credit Co-operative Limited

•	EECU Limited

•	Electricity Credit Union Ltd

•	Encompass Credit Union Limited

•	Eurobodalla Credit Union Ltd

•	Family First Credit Union Limited

•	Fire Brigades Employees' Credit Union Limited

•	Fire Service Credit Union Limited

•	Firefighters & Affiliates Credit Co-operative Limited

•	First Choice Credit Union Ltd

•	First Option Credit Union Limited

•	Fitzroy & Carlton Community Credit Co-Operative Limited

•	Ford Co-operative Credit Society Limited

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•	Gateway Credit Union Ltd

•	Geelong & District Credit Co-operative Society Limited

•	GMH (Employees) Q.W.L. Credit Co-Operative Limited

•	Goldfields Credit Union Ltd

•	Gosford City Credit Union Limited

•	Goulburn Murray Credit Union Co-operative Limited

•	Heritage Isle Credit Union Limited

•	Holiday Coast Credit Union Ltd

•	Horizon Credit Union Ltd

•	Hunter Mutual Limited

•	Hunter United Employees' Credit Union Limited

•	Industries Mutual Credit Union Limited

•	Intech Credit Union Limited

•	Karpaty Ukrainian Credit Union Limited

•	La Trobe Country Credit Co-operative Limited

•	La Trobe University Credit Union Co-Operative Limited

•	Laboratories Credit Union Limited

•	Latvian Australian Credit Co-operative Society Limited

•	Lithuanian Co-operative Credit Society "Talka" Limited

•	Lysaght Credit Union Ltd

•	Macarthur Credit Union Ltd

•	Macquarie Credit Union Limited

•	Maleny and District Community Credit Union Limited

•	Manly Warringah Credit Union Limited

•	Maritime, Mining & Power Credit Union Limited

•	Maroondah Credit Union Ltd

•	MECU Limited

•	Melbourne University Credit Union Limited

•	MemberFirst Credit Union Limited

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•	MyState Financial Credit Union of Tasmania Limited

•	New England Credit Union Ltd

•	Newcom Colliery Employees Credit Union Ltd

•	Northern Inland Credit Union Limited

•	Nova Credit Union Limited

•	NSW Teachers Credit Union Ltd

•	Old Gold Credit Union Co-operative Limited

•	Orange Credit Union Limited

•	Phoenix (N.S.W.) Credit Union Limited

•	Plenty Credit Co-operative Limited

•	Police & Nurses Credit Society Limited

•	Police Association Credit Co-operative Limited

•	Police Credit Union Limited

•	Polish Community Credit Union Ltd

•	PowerState Credit Union Ltd

•	Pulse Credit Union Limited

•	Qantas Staff Credit Union Limited

•	Queensland Country Credit Union Limited

•	Queensland Police Credit Union Limited

•	Queensland Professional Credit Union Ltd

•	Queensland Teachers' Credit Union Limited

•	Queenslanders Credit Union Limited

•	R.T.A. Staff Credit Union Limited

•	Railways Credit Union Limited

•	RegionalOne Credit Union Limited

•	Resources Credit Union Limited

•	Satisfac Direct Credit Union Limited

•	Savings and Loans Credit Union (S.A.) Ltd

•	Select Credit Union Limited

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•	Service One Credit Union Limited

•	SGE Credit Union Limited

•	Shell Employees' Credit Union Limited

•	South West Slopes Credit Union Ltd

•	Southern Cross Credit Union Ltd

•	South-West Credit Union Co-Operative Limited

•	St Mary's Swan Hill Co-Operative Credit Society Limited

•	Sutherland Credit Union Ltd

•	Sutherland Shire Council Employees' Credit Union Ltd

•	Sydney Credit Union Ltd

•	Tartan Credit Union Ltd

•	The Broken Hill Community Credit Union Ltd

•	The Gympie Credit Union Ltd

•	The Police Department Employees' Credit Union Limited

•	The Summerland Credit Union Limited

•	The University Credit Society Limited

•	Traditional Credit Union Limited

•	Transcomm Credit Co-operative Limited

•	Victoria Teachers Credit Union Limited

•	Wagga Mutual Credit Union Ltd

•	Warwick Credit Union Ltd

•	WAW Credit Union Co-Operative Limited

•	Woolworths Employees' Credit Union Limited

•	Wyong Council Credit Union Ltd

F.	Other ADIs

•	Australian Settlements Limited

•	Cairns Penny Savings & Loans Limited

•	Cuscal Limited

•	Indue Ltd

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SCHEDULE 2 APPLICATION

A.1.1.	An Application for the Guarantee needs to be made using the ADI Application Form available on www.guaranteescheme.gov.au.

A.1.2.	Applications should be sent by:

	a.	post to:

The Scheme Administrator Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding c/- The Secretary Reserve Bank of Australia GPO Box 5367 SYDNEY NSW 2001

OR

	b.	email to: administrator@guaranteescheme.gov.au.

OR

	c.	fax to: (02) 9551 8670

B.	Information

The Application needs to contain the following information:

B.1.	Date

B.1.1.	Date of Application

B.2.	Legal Name of Applicant

B.2.1.	Full legal name of the Applicant.

B.3.	Contact Details

B.3.1.	Contact details for the Applicant, including postal and email addresses, telephone and fax numbers.

B.4.	Credit Rating

B.4.1.	The long-term credit rating of the Applicant by all major ratings agencies that rate the Applicant.

B.5.	Statements and Legal Documentation Required

B.5.1.	The following statements and legal documents must be provided:

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	a.	An executed Counter-Indemnity (see B.6 below);

	b.	External legal opinion in respect of the executed Counter-Indemnity (see b.7 below);

	c.	Fee Letter signed on behalf of the Applicant by an authorised person (see B.8 below);

	d.	Letter of prudential compliance (see B.9 below); and

	e.	Details of liabilities for which the guarantee is being sought (see B.10 below).

	f.	If applicable, an external legal opinion in respect of the Eligible Scheme Liabilities (see B.11 below).

	g.	If applicable, the statement and external legal opinion referred to in paragraph B.12 below.

B.5.2.	If B.5.1 and B.5.1.b have been submitted as part of a previous Application they do not need to be submitted again, unless specifically requested.

B.6.	Counter Indemnity

B.6.1.	The Counter-Indemnity should be substantially in the form set out in Schedule 7.

B.7.	External Legal Opinion in respect of the Counter-Indemnity

B.7.1.

A legal opinion from external legal advisers to the Applicant, addressed to the Guarantor, in respect of the valid, binding and enforceable nature of the executed Counter-Indemnity substantially in the form set out in Schedule 9.

B.8.	Fee Letter

B.8.1.	The Fee Letter should be substantially in the form set out in Schedule 6.

B.9.	Letter of Prudential Compliance

B.9.1.	The letter of prudential compliance should take the following form:

a.
a statement by the Applicant affirming that it is in compliance in all material respects with the prudential requirements set by the Australian Prudential Regulation Authority (APRA) and that it is not aware of anything (at the time the application is made) that may make it likely that it would breach those prudential requirements in any material respect; or

	b.	If the Applicant is unable to supply such a statement, then a letter from APRA stating that APRA does not object to the granting of the Guarantee; and

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	c.	For foreign ADIs, a statement from the Chief Executive Officer (or equivalent) of the parent bank that either:

i.
affirms that the parent bank is in compliance in all material respects with prudential requirements in its home jurisdiction and that it is not aware, as at the time the Application is made, of circumstances that would make a future material breach likely; or

		ii.	describes the matters of non-compliance with prudential requirements in its home jurisdiction; and

	d.	If a statement is provided under c.ii above, then a letter from APRA stating that APRA does not object to the granting of the Guarantee.

B.10.	Details of Liabilities

B.10.1.	The statement must include the following details.

Deposit Liabilities

	a.	Full legal name of the entity in which the deposits are to be held;

	b.	Currency denomination of each deposit account for which the guarantee is being sought;

c.
Description of each deposit account for which the guarantee is being sought, including marketing name of each account (eg. Guaranteed Saver Account, Economysaver etc) and type of each account (e.g. transaction account, term deposit account etc);

	d.	Whether or not all of the deposits in each of the deposit accounts specified in subparagraph c above will be guaranteed. (Yes/No)

	e.	If the answer to (d) is no:

		i.	what will determine whether an account is guaranteed or not (eg a customer election to opt in, a customer election to opt out);

ii.
by what mechanism(s) will the Eligible Institution tag or otherwise distinguish in its internal systems between accounts (or customers) that will have relevant sums guaranteed or not (eg database tags, list of guaranteed accounts, matching to guaranteed list etc).

Short-term Liabilities

	a.	Full legal name of the issuing entity;

	b.	Currency denomination(s) of the issue;

	c.	Name and jurisdiction of depository/registry (state if private placement);

	d.	Indicative maturity (ie 1 month, 3 months, 6 months, etc);

	e.	Name of issuance program (if applicable);

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	f.	Approximate size of issuance program (if applicable); and

	g.	Security identifiers – eg ISIN, Bloomberg identifier (if applicable).

Term-Funding Liabilities

	a.	Full legal name of the issuing entity;

	b.	Currency denomination(s) of the issue;

	c.	Name and jurisdiction of depository/registry (state if private placement);

	d.	Maturity;

	e.	Coupon details, including rate, type, frequency of reset and reference rate (if applicable);

	f.	Name of issuance program (if applicable);

	g.	Face value of issuance program (if applicable);

	h.	Security identifiers – eg ISIN, Bloomberg identifier (if applicable); and

	i.	Other features of the issue.

B.11.	Additional Requirement for Non-Deposit Liabilities

B.11.1.

For non-deposit liabilities, the Applicant must provide legal opinions from external legal advisers, addressed to the Guarantor, substantially in the form set out in Parts A and B of Schedule 10, stating that:

	a.	liabilities that are the subject of the Application are valid and binding obligations of, and enforceable in accordance with their terms against, the Applicant; and.

	b.	the liabilities described in the Application satisfy the Eligibility Criteria.

B.12.	Additional Requirements for Foreign ADIs

B.12.1.	For foreign ADIs, a statement covering the following is also required:

	a.	that the liabilities are not guaranteed by the government of, or any government agency or authority in, the foreign ADI's home jurisdiction;

b.
that the total value of guaranteed liabilities of the Applicant, including those proposed under this Application, do not exceed 110 per cent of the average daily value of short-term wholesale liabilities and deposits held by Australian Residents in the 30 days up to and including 24 October 2008. For this calculation short-term wholesale liabilities refer to certificates of deposit, bank bills and commercial paper. The statement must specify the value of the 110 per cent cap;

	c.	that the guaranteed liabilities will not be used to support directly the foreign ADI outside Australia or the obligations of the parent or any related entity of the foreign ADI; and

Government Guarantee Scheme Rules	Page 20

	d.	acknowledgement that there may be periodic external verification that the conditions in b) and c) above are being met.

B.12.2.

Foreign ADIs must also provide a legal opinion from external legal advisers in their home jurisdiction in respect of the application of law in the jurisdiction of incorporation to the liabilities and in support of the opinion in B.11 above.

B.13.	Eligible Signatory

B.13.1.

The Application form and accompanying statements by the Applicant must be signed by the Applicant's Treasurer / Chief Financial Officer (or equivalent officer) or a senior officer of the Applicant appointed by the Applicant's Treasurer / Chief Financial Officer (or equivalent officer) for the express purpose of signing an Application Form.

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SCHEDULE 3 ELIGIBILITY CRITERIA

A.	Eligible Instruments for Australian-Owned ADIs and Australian-incorporated ADIs which are Subsidiaries of Foreign Banks

A.1.	Deposit Liabilities in Excess of $1 Million

A.1.1.

New and existing deposit liabilities (including those held in overseas branches of Australian-owned ADIs) at call or with maturities of up to 60 months in excess of $1 million per customer per ADI held in any currency. A non exhaustive list of sample accounts can be found at www.guaranteescheme.gov.au.

A.1.2.	There are no restrictions on the types of depositors.

A.2.	Wholesale Funding Liabilities - Short-Term Liabilities

A.2.1.

Senior unsecured debt instruments in any currency with maturities up to 15 months.  Subject to applicable law, instruments may be issued in bearer, registered or dematerialised form.  The instruments must also be not complex, and fall in the categories of:

	a.	bank bills;

	b.	certificates of deposit (CDs) / transferable deposits (TDs);

	c.	debentures, as defined in section 128F of the Income Tax Assessment Act 1936; or

	d.	commercial paper.

A.2.2.	Applications may be made for issuance programs.

A.2.3.	Guidance on the meaning of ‘not complex’ is available at www.guaranteescheme.gov.au.

A.3.	Wholesale Funding Liabilities – Term Funding Liabilities

A.3.1.

Senior unsecured debt instruments in any currency with terms to maturity of 15 months up to 60 months. Subject to applicable law, instruments may be issued in bearer, registered or dematerialised form.  The instruments must also be not complex, and fall in the categories of:

	a.	bonds;

	b.	notes; or

	c.	debentures, as defined in section 128F of the Income Tax Assessment Act 1936.

A.3.2.	Applications may be made for issuance programs.

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A.3.3.	Guidance on the meaning of ‘not complex’ is available at www.guaranteescheme.gov.au.

B.	Eligible Instruments – Foreign ADIs

B.1.	Deposit Liabilities

B.1.1.	New and existing deposit liabilities held by Australian Residents in any currency at call or with maturities up to and including 31 December 2009.

B.2.	Wholesale Funding Liabilities – Short-Term Liabilities

B.2.1.

Senior unsecured debt instruments in any currency held by Australian Residents with maturities up to and including 31 December 2009.  Subject to applicable law, instruments may be issued in bearer, registered or dematerialised form.  The instruments must also be not complex, and fall in the categories of:

	a.	bank bills;

	b.	certificates of deposit (CDs) / transferable deposits (TDs);

	c.	debentures, as defined in section 128F of the Income Tax Assessment Act 1936; or

	d.	commercial paper.

B.2.2.	Applications may be made for issuance programs.

B.2.3.	Guidance on the meaning of ‘not complex’ is available at www.guaranteescheme.gov.au.

C.	Satisfaction of Eligibility Criteria

C.1.1.	A Beneficiary may rely upon the issue of an Eligibility Certificate as conclusive evidence that the liability described in the Eligibility Certificate satisfies the Eligibility Criteria.

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SCHEDULE 4 ELIGIBILITY CERTIFICATE

A.1.	Certificate no. [ ] Date: [ ]

A.1.1.

The Commonwealth of Australia hereby certifies that the liabilities, the details of which are specified in the Annex to this Certificate, are Guaranteed Liabilities for the purposes of the Deed of Guarantee executed on behalf of the Commonwealth of Australia which takes effect from 28 November 2008.

Signed

Authorised signatory

B.	Annex

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SCHEDULE 5	FEE SCHEDULE AND PAYMENT ARRANGEMENTS AND REPORTING ARRANGEMENTS

A.	Large Deposit Guarantee

A.1.1.	Eligible Institutions offering guaranteed large deposits are required to pay the relevant Eligibility Certificate Fee on a monthly basis, in arrears.

A.1.2.

Eligible Institutions are required to report monthly to the Scheme Administrator regarding the average daily value of deposits on which the Eligibility Certificate Fee is payable (see Guaranteed Deposits – Fee Reporting Form available on www.guaranteescheme.gov.au). The Scheme Administrator may require more frequent reporting of the value of those guaranteed deposits.

A.1.3.

For Australian-owned ADIs and Australian-incorporated ADIs which are subsidiaries of foreign banks, no fee applies to the first $1 million held by each entity in accounts with the institution. As an illustration, if an individual had a single guaranteed deposit of $1.5 million for the entire month, the ADI should report a figure of $0.5 million; if the balance was $1.5 million for one half of the month and $0.3 million for the remainder of the month, the reported figure would be $0.25 million. For joint accounts, each account holder is considered to have an equal share of the balance of that account. As an illustration, if an individual had a single guaranteed deposit of $1.5 million, and a joint account of $0.5 million, the reported figure would be $0.75 million.

A.1.4.	For foreign ADIs, the total value of guaranteed deposits is to be reported (i.e. there is no fee-free threshold).

A.1.5.

Guaranteed foreign currency deposits are to be converted into Australian dollar equivalents on a daily basis at 4pm exchange rates published on the RBA’s website.  These liabilities are to be shown separately to liabilities in Australian dollars.

A.1.6.

The report must be signed by the Treasurer / Chief Financial Officer (or equivalent officer) of the Eligible Institution or a senior officer of the Eligible Institution appointed by the Treasurer / Chief Financial Officer (or equivalent officer) of the Eligible Institution for the express purpose of signing the report and sent by email to administrator@guaranteescheme.gov.au.

A.1.7.

The figures reported on the forms must be subject to the Eligible Institution's usual audit practices and subject to an external audit at least annually.  A copy of the external audit reports must be provided to the Guarantor upon request.

A.1.8.	In calculating the value of guaranteed deposits, the balance of the account at the end of the day is to be used (i.e. accrued interest, not yet credited to the account, need not be included).

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A.1.9.

On the day the report is submitted, the Eligible Institution must remit the relevant Eligibility Certificate Fee to the specified account at the RBA.  This payment should preferably be made through SWIFT, or by direct credit.

A.1.10.	The report is to be submitted, and the Eligibility Certificate Fee paid, within 7 Business Days of the last calendar day of each month.

A.1.11.	The Eligibility Certificate Fee is to be calculated by the Eligible Institution using the following formula:

Eligibility Certificate Fee Payable = Guaranteed deposits × Relevant Fee × Number of calendar days in month / 365 where the Relevant Fee is as prescribed below.

B.	Wholesale Funding Guarantee

B.1.	Short-term liabilities (initial maturity <15 months)

B.1.1.	Eligible Institutions issuing guaranteed short-term wholesale liabilities are required to pay the relevant Eligibility Certificate Fee on a monthly basis, in arrears.

B.1.2.

Eligible Institutions are required to report monthly to the Scheme Administrator the average daily value of guaranteed short-term wholesale liabilities on issue (see Guaranteed Short-term Liabilities – Fee Reporting Form available on www.guaranteescheme.gov.au).  A separate figure must be reported for each broad instrument type. The Scheme Administrator may require more frequent reporting.

B.1.3.

Guaranteed foreign currency wholesale liabilities are to be converted into Australian dollar equivalents on a daily basis at 4pm exchange rates published on the RBA’s website.  These liabilities are to be shown separately to liabilities in Australian dollars.

B.1.4.

The report must be signed by the  / Chief Financial Officer (or equivalent officer) of the Eligible Institution or a senior officer of the Eligible Institution appointed by the Treasurer / Chief Financial Officer (or equivalent officer) of the Eligible Institution for the express purpose of signing the report and sent by email to  administrator@guaranteescheme.gov.au.

B.1.5.

The figures reported on the form must be subject to the Eligible Institution's usual audit practices and subject to an external audit at least annually.  A copy of the external audit reports must be provided to the Guarantor upon request.

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B.1.6.	In calculating the value of liabilities on which the Eligibility Certificate Fee is payable, the gross proceeds of the fund raising are to be used.

B.1.7.

On the day the report is submitted, the Eligible Institution must remit the relevant Eligibility Certificate Fee to the specified account at the RBA.  This payment should preferably be made through SWIFT, or by direct credit.

B.1.8.	The report is to be submitted, and the Eligibility Certificate Fee paid, within 7 Business Days of the last calendar day of each month.

B.1.9.	The Eligibility Certificate Fee is to be calculated by the Eligible Institutions using the following formula:

Eligibility Certificate Fee Payable = Guaranteed Short-term Liabilities × Relevant Fee × Number of calendar days in month / 365 where the Relevant Fee is as prescribed below.

B.2.	Long-term liabilities (with initial maturities of 15 to 60 months)

B.2.1.	Eligible Institutions issuing guaranteed wholesale liabilities with initial maturities of 15 to 60 months are required to pay the relevant Eligibility Certificate fee on a monthly basis, in arrears.

B.2.2.

Institutions are required to report monthly to the Scheme Administrator the average daily value of guaranteed term wholesale liabilities on issue (see Guaranteed Term Liabilities – Fee Reporting Form available on www.guaranteescheme.gov.au).  A separate figure must be reported for each security for which a guarantee has been issued. The Scheme Administrator may require more frequent reporting.

B.2.3.

Guaranteed foreign currency long-term wholesale liabilities are to be converted into Australian dollar equivalents on a daily basis at 4pm exchange rates published on the RBA’s website.  These liabilities are to be shown separately to liabilities in Australian dollars.

B.2.4.

The report must be signed by the Treasurer / Chief Financial Officer (or equivalent officer) of the Eligible Institution or a senior officer of the Eligible Institution appointed by the Treasurer / Chief Financial Officer (or equivalent officer) of the Eligible Institution for the express purpose of signing the report and sent by email to  administrator@guaranteescheme.gov.au.

B.2.5.

The figures reported on the form must be subject to the Eligible Institution's usual audit practices and subject to an external audit at least annually.  A copy of the external audit reports must be provided to the Guarantor upon request.

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B.2.6.	In calculating the value of liabilities on which the relevant Eligibility Certificate Fee is payable, the face value of the securities issued is to be used.

B.2.7.

On the day the report is submitted, the Eligible Institution must remit the relevant Eligibility Certificate Fee to the specific account at the RBA.  This payment should preferably be made through SWIFT, or by direct credit.

B.2.8.	The report is to be submitted, and the Eligibility Certificate Fee paid, within 7 Business Days of the last calendar day of each month.

B.2.9.	The Eligibility Certificate Fee is to be calculated by the Eligible Institution using the following formula.

Eligibility Certificate Fee Payable = Guaranteed Long-term Liabilities × Relevant Fee × Number of calendar days in month / 365 where the Relevant Fee is as prescribed below.

B.2.10.	Eligible Institutions that have obtained an Eligibility Certificate for an issuance program must notify the Scheme Administrator within 5 Business Days of the first issuance under the program.

C.	Relevant Fees

C.1.1.	Unless otherwise advised by the Scheme Administrator, institutions are required to use the following Fee Schedule when calculating fees.

Fee Schedule

Long Term Credit Rating of ADI[1]	Fee (in basis points per annum)
AAA to AA-	70
A+ to A-	100
BBB+ and below and Unrated	150

C.1.2.	Where an institution has different ratings from two or more rating agencies, the predominant rating will be used. If there is no predominant rating, the lowest rating is to be used.

	[1]	The credit ratings expressed are those supplied by Standard & Poors and Fitch. For those ADIs rated by Moody's the equivalent rating scale will apply.

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C.1.3.	For deposit and short-term wholesale liabilities, the Eligibility Certificate Fee applying for each month will be determined by the credit rating as at the last Business Day of the month.

C.1.4.

For long-term liabilities, the Eligibility Certificate Fee applying will be determined by the credit rating as at the day of issuance of securities, not the day of Application, with the Eligibility Certificate Fee being fixed for the term of the securities. As a result, if an Eligible Institution’s rating changes, different fee rates may be applicable to different securities.

C.1.5.	In the event that the fees were to change, the Scheme Administrator would write to the Eligible Institution notifying the change.

D.	Reporting and Identification: General Requirements

D.1.1.	The first monthly fee report is due by 12 January 2009. This will cover the period from 28 November to 31 December 2008.

D.1.2.

As an interim reporting requirement, until 21 January 2009, Eligible Institutions must report the value of all Guaranteed Liabilities on a weekly basis. (The interim report for the week ending 31 December 2008 is not required as it will be covered in the monthly fee report).  These weekly reports, covering Guaranteed Liabilities as at end Wednesday, must be submitted within 5 Business Days. This interim arrangement will be reviewed in January 2009.

D.1.3.

Eligible Institutions must have in place systems to identify separately Guaranteed Liabilities and other liabilities. For wholesale liabilities, systems must be in place before the Guaranteed Liabilities are issued. For deposits, the necessary systems must be in place before end February 2009. Until that time, existing systems must be able to provide soundly based estimates of the value of Guaranteed Liabilities on which an Eligibility Certificate Fee is payable.

E.	Calculations

E.1.1.	The Scheme Administrator will notify an Eligible Institution of any error in the calculation of the Eligibility Certificate Fee. Such notice may, at the discretion of the Scheme Administrator:

	a.	require payment of any underpayment within 7 Business Days or with the next monthly report; or

	b.	remit any overpayment; or

	c.	advise of an overpayment and direct that the overpaid amount be deducted from future monthly payments.

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SCHEDULE 6 FORM OF FEE LETTER

The Scheme Administrator
Australian Government Guarantee Scheme for
Large Deposits and Wholesale Funding
c/- The Secretary
Reserve Bank of Australia
GPO Box 5367
SYDNEY NSW 2001

We refer to our attached application dated [ ] under the Guarantee Scheme.

If the application is approved, we undertake to fulfil the reporting requirements and pay the relevant fees set out in Schedule 5 of the Scheme Rules.

In accordance with the Scheme Rules, the fee currently applying to [name] is [……….] basis points, based on our long term credit rating of [……..]. We recognise that this fee may change over time in accordance with the Scheme Rules.

We understand that the Scheme Administrator will notify us of any error in the calculation of the Eligibility Certificate Fee. Such notice may, at the discretion of the Scheme Administrator:

a.	require payment of any underpayment within 7 Business Days or with the next monthly report; or

b.	remit any overpayment; or

c.	advise of an overpayment and direct that the overpaid amount be deducted from future monthly payments.

We undertake to comply with the notice.

Yours sincerely

[Authorised Person]

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SCHEDULE 7 FORM OF COUNTER-INDEMNITY

To the Commonwealth of Australia

A.

A.1.1.	We refer to the Deed of Guarantee executed on behalf of the Commonwealth of Australia and taking effect from 28 November 2008 (the “Guarantee”) and to the associated Scheme Rules (the "Scheme Rules").

B.	Definitions

B.1.1.

Words and expressions defined in the Guarantee and the Scheme Rules have the same meanings where used in this deed, save that references in this deed to “the Guarantee” shall be construed as references to the Guarantee insofar (and only insofar) as it applies to our Guaranteed Liabilities.

C.	Indemnity

C.1.1.	In consideration of your agreeing at our request to issue one or more Eligibility Certificates to us, we hereby:-

a.
agree to indemnify you from and against all actions, proceedings, liabilities, claims, damages, costs and expenses in relation to or arising out of the Guarantee and this deed, and to pay to you on demand an amount equal to all payments, claims, losses, costs, charges, damages, taxes, duties and expenses suffered or incurred by you in consequence thereof or arising therefrom, whether directly or indirectly; and

b.
agree to pay to you upon demand interest on all amounts demanded by you from us under this deed calculated daily at the rate of the 10-year Treasury Bond yield, published by the Reserve Bank of Australia, plus 1.5 percentage points, for the period commencing on the date of your demand until the date of our payment to you; and

c.
irrevocably authorise and direct you to make any payments forthwith and comply with any demands which may be claimed or made under the Guarantee without any reference to or further authority, confirmation or verification from us, and agree that any payment which you shall make in accordance with the Guarantee shall be binding upon us and shall be accepted by us as conclusive evidence that you were liable to make such payment or comply with such demand notwithstanding any dispute that may exist between us and the Beneficiary as to the validity of any such demand; and

d.
without prejudice to any other provision of this deed, agree that any demand made upon you for payment of sums specified in the Guarantee shall, for all purposes relating to this deed, be deemed to be a valid and effective demand, and you shall be entitled to treat it as such notwithstanding any actual lack of authority on the part of the person making the demand if the demand appears on its face to be in order; and

Government Guarantee Scheme Rules	Page 31

e.
without prejudice to any other provision of this deed, agree that provided that any certificate or document delivered in accordance with the provisions of the Guarantee appears on its face to be in accordance with the terms of the Guarantee, such certificate or document shall for all purposes relating to this deed be deemed to be genuine and in accordance with the terms of the Guarantee; and

f.
agree that all sums payable hereunder shall be made free and clear of and without deduction for or on account of any set-off or counterclaim or any present or future taxes of any nature. Should any such payment be subject to deduction in respect of any such matter, we shall pay to you such additional amount as may be necessary to enable you to receive a net amount equal to the full amount payable hereunder. As used herein, the term “taxes” includes all levies, imposts, duties, GST, charges, fee, deductions, withholdings, stamp duty, and any obligations or conditions resulting in a charge; and

g.	agree that all payments under this deed shall be made in the currency in which payments made or liabilities incurred by you under the Guarantee are denominated; and

h.
agree that our liability hereunder shall also apply to any increase or decrease in the amount of or extension or renewal of the Guarantee from time to time (whether in the same terms or otherwise and whether arising with our agreement or by operation of law or otherwise) to the intent that all agreements, undertakings and authorities herein shall continue to be binding on us in relation to the Guarantee as so increased, decreased, extended or renewed; and

i.
agree that, without prejudice to any other rights, powers or remedies (whether provided by contract, law or otherwise) which you may have, you may set off any moneys due and payable (but not paid) by us under this deed against any obligation whatsoever owed by you to us, regardless of the place of payment or currency of either obligation, and, if the obligations are in different currencies, you may convert either obligation at a market rate of exchange selected by you for this purpose; and

j.
agree that, if, under any applicable law and whether pursuant to a judgment being made or registered against us or for any other reason, any payment under or in connection with this deed is made or falls to be satisfied by us or on our behalf in a currency (the “other currency”) other than that in which the relevant payment is expressed to be due (the “required currency”), then to the extent that the payment actually received by you (when converted into the required currency at the market rate of exchange selected by you for this purpose on the date of payment or, if it is not practicable for you to purchase the required currency with the other currency on the date of payment, at the market rate of exchange selected by you for this purpose as soon thereafter as it is practicable for you to do so) falls short of the amount due under the terms of this deed, we shall, as a separate and independent obligation, indemnify and hold you harmless against the amount of such shortfall; and

Government Guarantee Scheme Rules	Page 32

k.
agree to observe, and perform our obligations under, the Scheme Rules in force from time to time, and to comply with any undertaking given by us to the Guarantor in connection with the issue of any Eligibility Certificate.

D.	Warranty

D.1.1.

We hereby warrant and represent that we have power to enter into and have duly authorised the execution and delivery of this deed and that our obligations hereunder constitute our legal, valid, binding and enforceable obligations.

D.1.2.

Our obligations hereunder shall not be in any way discharged or impaired by reason of any time or other indulgence granted to you by the Beneficiary or by any amendment or variation of the Guarantee or any related agreement, and shall exist irrespective of any present or future total or partial invalidity, illegality or unenforceability of the Guarantee.

E.	Obligations

E.1.1.

We shall not, and we shall procure that no guarantor of any Guaranteed Liability shall, without your prior written consent, enforce or seek to enforce in competition with you, any right of contribution, subrogation or indemnity from or against any other person to which we or such guarantor may be entitled by reason of the performance of our obligations hereunder or the guarantor’s performance of its obligations, in each case, in respect of the Guaranteed Liability.

E.1.2.	A certificate submitted by you to us as to the amount due from us to you hereunder at the date of such certificate shall be conclusive and binding on us for all purposes.

E.1.3.	We understand and agree that our liability hereunder will continue until you have notified us in writing that you have released us from it.

F.	Notification

F.1.1.	We undertake to notify you promptly upon becoming aware that a Beneficiary may make a demand upon you in respect of our Guaranteed Liabilities.

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G.	Liability

G.1.1.	To the extent permitted by law, the operation of any legislative proportionate liability regime is excluded in relation to any claim against us under or in connection with this indemnity.

H.	Applicable Law

H.1.1.

This deed shall be governed by and construed in accordance with, and any matter related to it is to be governed by, the law of the State of New South Wales. We submit to the jurisdiction of the courts of New South Wales.

EXECUTED AS A DEED

[insert appropriate execution block for the Eligible Institution]

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SCHEDULE 8 FORM OF CLAIM

To:

The Commonwealth of Australia
c/- Scheme Administrator
Australian Government Guarantee Scheme for
   Large Deposits and Wholesale Funding
c/- The Secretary
Reserve Bank of Australia
GPO Box 5367
SYDNEY   NSW   2001

A.	Detail of Guaranteed Liability

A.1.1.

We, [INSERT FULL LEGAL NAME OF BENEFICIARY and ABN/ACN if applicable], are owed the following Guaranteed Liability by [INSERT THE NAME OF THE ELIGIBLE INSTITUTION OR FOREIGN ADI WHICH IS THE PRINCIPAL DEBTOR] (Debtor):

	a.	[INSERT DETAILS: including details of the Liability and whether the Liability claimed is a Guaranteed Eligible Institution Liability or a Guaranteed Foreign ADI Liability.]

B.	Claim

B.1.1.

We refer to the Deed of Guarantee applicable to the above-mentioned Guaranteed Liability dated [INSERT Date of Deed of Guarantee] and executed on behalf of the Commonwealth of Australia. Words and expressions defined in the Deed of Guarantee have the same meanings where used in this notice.

B.1.2.	We claim payment, in accordance with the Guarantee, of the sum of [……………..] being due and payable by the Debtor, but unpaid, to us under or in respect of the Guaranteed Liability (the “Claimed Sum”).

B.1.3.

[The due date, after the expiry of the applicable grace period (if any), for the payment of interest to us under or in respect of the Guaranteed Liability was […….] and such payment has not been made to us.]

B.1.4.

[The due date for the redemption of the Guaranteed Liability was […………..] and, after the expiry of any applicable grace period for payment, the amount due and payable to us in respect of the Guaranteed Liability on such date has not been paid to us.]

B.1.5.

We certify that we have validly claimed payment of the Claimed Sum from the Debtor and that the Debtor has failed to pay the Claimed Sum to us in accordance with our valid claim and we attach documentary evidence in support of this certification.

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B.1.6.	We certify that no part of the Claimed Sum is eligible to be claimed by us in accordance with the Financial Claims Scheme in Division 2AA of the Banking Act 1959.

B.1.7.

[Where the liability claimed is in respect of a branch of a foreign ADI] We certify that we are Australian Residents within the meaning of the Guarantee and we attach documentary evidence in support of this certification.

C.	Consent

C.1.1.

We consent to the Guarantor sharing the information provided in and concerning this claim with the Debtor and other Commonwealth agencies, including but not limited to the Australian Prudential Regulation Authority and the Reserve Bank of Australia, for the purposes of assessing the claim or for general administration of the Guarantee.

D.	Release

D.1.1.

Upon payment of the Guaranteed Liability to us by the Guarantor in accordance with the Guarantee, we hereby release the Guarantor from further liability to us arising from or in connection with the Guaranteed Liability and this claim.

E.	Contact information

E.1.1.	[Insert address, email and facsimile details.]

Signed by:

Position:

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SCHEDULE 9	FORM OF LEGAL OPINION IN RESPECT OF THE COUNTER-INDEMNITY

A.	OPINION REGARDING COUNTER-INDEMNITY

A.1.	THIS OPINION IS FOR USE FOR AUSTRALIAN INCORPORATED ELIGIBLE INSTITUTIONS ONLY IN RESPECT OF THE COUNTER-INDEMNITY

The Commonwealth of Australia
c/- Scheme Administrator
Australian Government Guarantee Scheme for
   Large Deposits and Wholesale Funding
c/- The Secretary
Reserve Bank of Australia
GPO Box 5367
SYDNEY   NSW   2001

Dear Sirs

[insert name of Eligible Institution] (“Issuer”)

Deed of Counter-Indemnity dated [insert date] (“Counter-Indemnity”) given in favour of the Commonwealth of Australia (“Commonwealth”)

We refer to the entry by the Issuer into the Counter-Indemnity in respect of which we have acted as legal advisers to the Issuer which is an authorised deposit-taking institution under the Banking Act 1959 of Australia (“Banking Act”).

This opinion relates only to the laws of New South Wales (“NSW”), [insert a reference to the jurisdiction in which the Issuer is registered if not NSW] and the Commonwealth of Australia (together the “Relevant Laws”) and is given on the basis that it will be construed in accordance with the laws of NSW.  We express no opinion about the laws of any other jurisdiction or factual matters.

Documents
We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the Counter-Indemnity:

a.	the Deed of Guarantee dated [insert date] executed by the Commonwealth (“Guarantee”);

b.	the Counter-Indemnity;

c.	[insert details of the authorisations and any power of attorney in respect of the entry into, and performance of obligations under, the Counter-Indemnity];

d.	the certificate of registration and the constitution of the Issuer; and

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e.	the authority to carry on banking business in Australia given in favour of the Issuer dated [insert date] under the Banking Act.

In this opinion the expression “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

Assumptions

We have relied on the assumptions specified in section 129 of the Corporations Act 2001 of Australia (“Corporations Act”) and assumed:

a.	the authenticity of all signatures, seals, duty stamps and markings;

b.	the completeness, and conformity to originals, of all documents submitted to us;

c.	that all authorisations referred to above remain in full force and effect;

d.	that the Counter-Indemnity has been duly authorised and executed by the Commonwealth;

e.	on, and immediately following, the execution of the Counter-Indemnity, the Issuer was solvent;

f.
that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction; and

g.
that no person has been, or will be, engaged in conduct that is unconscionable, dishonest, misleading or deceptive or likely to mislead or deceive, or any other conduct in contravention of Parts 2E.1, 5.7B or 7.10 of the Corporations Act or Part 2 of the Australian Securities and Investment Commission Act 2001 of Australia.

We have not taken any steps to verify these assumptions.

Searches

We have examined and relied on an inspection of the public records of the Issuer in extract which are available to the public and obtained from the Australian Securities and Investments Commission in [insert place] as at [insert time] local time on [insert date].  These records are not necessarily complete or up to date.  We have not examined any documents filed by the Issuer nor have we made any other searches.

Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

a.	the Issuer:

	i.	is incorporated and validly existing under the laws of Australia; and

Government Guarantee Scheme Rules	Page 38

	ii.	is capable of suing and being sued in its corporate name;

b.	the Issuer has:

	iii.	the corporate power to enter into the Counter-Indemnity and to observe its obligations under it; and

	iv.	taken all corporate action required on its part to authorise the execution, delivery and observance of its obligations under the Counter-Indemnity;

c.	under the Relevant Laws, the obligations of the Issuer in respect of the Counter-Indemnity are legal, valid, binding and (subject to the terms of the Counter-Indemnity) enforceable.

The expression “enforceable” means that the relevant obligations are of a type that the courts enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms; and

d.	the execution and delivery of the Counter-Indemnity and the observance of obligations under it has not violated and will not contravene any Relevant Law or its constitution.

Qualifications

This opinion is subject to the following qualifications:

a.
the nature and enforcement of obligations may be affected by lapse of time, failure to take action, laws and defences generally affecting creditors’ rights, court orders, public policy, restitution and the discretionary nature of equitable remedies;

b.	the rights of a party to the Counter-Indemnity to enforce its rights may be limited or affected by:

i.
breaches by that person of its obligations under the Counter-Indemnity, or misrepresentations made by it in, or in connection with, the Counter-Indemnity, the Guarantee or an Eligibility Certificate (as defined for the purposes of the Guarantee);

	ii.	conduct of that party in relation to the Counter-Indemnity, the Guarantee or an Eligibility Certificate which is unlawful;

	iii.	the invalidity or unenforceability of the Guarantee or an Eligibility Certificate; or

iv.
conduct of that person in relation to the Counter-Indemnity, the Guarantee or an Eligibility Certificate which gives rise to an estoppel or claim against that person by the person against whom it is seeking to enforce its rights under the Counter-Indemnity;

c.
the Relevant Laws may require that parties act reasonably and in good faith in their dealings with each other, discretions are exercised reasonably and opinions and determinations are based on good faith;

d.	we express no opinion as to:

Government Guarantee Scheme Rules	Page 39

	i.	the severance of invalid or unenforceable provisions, an indemnity for legal costs, provisions precluding oral amendments or waivers;

ii.
whether a judgment for a monetary amount would be given in a currency other than Australian dollars or the date on which a conversion from a foreign currency would be made for the purpose of enforcing a judgment; or

	iii.	whether the Issuer is in compliance with any prudential standard, prudential regulation or direction made by the Australian Prudential Regulation Authority;

e.
court proceedings may be stayed if the subject of the proceedings is concurrently before another court and a document may not be admissible in court proceedings unless applicable stamp duty has been paid; and

f.
claims against the Issuer are subject to the provisions of sections 13A and 16 of the Banking Act and section 86 of the Reserve Bank Act 1959 of Australia.  In addition, under section 15C of the Banking Act, the fact that an ADI statutory manager (as defined in the Banking Act) is in control of the Issuer’s business is not a ground for any other party to a contract to which the Issuer is a party to deny any obligations under that contract, accelerate any debt under that contract or close out any transaction relating to that contract.

Benefit

This opinion is addressed to you personally and may not, without our prior written consent, be:

a.	relied on by another person;

b.	disclosed, except to persons who in the ordinary course of government have access to your papers and records on the basis that they will make no further disclosure; or

c.	quoted or referred to in a public document.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is given in respect of the Relevant Laws which are in force at 9.00 am on the date of this letter.

Yours faithfully

Government Guarantee Scheme Rules	Page 40

A.2.	THIS OPINION IS FOR USE FOR FOREIGN ADI ELIGIBLE INSTITUTIONS ONLY IN RESPECT OF THE COUNTER-INDEMNITY

The Commonwealth of Australia
c/- Scheme Administrator
Australian Government Guarantee Scheme for
   Large Deposits and Wholesale Funding
c/- The Secretary
Reserve Bank of Australia
GPO Box 5367
SYDNEY   NSW   2001

Dear Sirs

[insert name of Eligible Institution] (“Issuer”)

Deed of Counter-Indemnity dated [insert date] (“Counter-Indemnity”) given in favour of the Commonwealth of Australia (“Commonwealth”)

We refer to the entry by the Issuer into the Counter-Indemnity in respect of which we have acted as legal advisers to the Issuer which is an authorised deposit-taking institution under the Banking Act 1959 of Australia (“Banking Act”).

This opinion relates only to the laws of New South Wales (“NSW”), [insert a reference to the jurisdiction in which the Issuer is registered if not NSW] and the Commonwealth of Australia (together the “Relevant Laws”) and is given on the basis that it will be construed in accordance with the laws of NSW.  We express no opinion about the laws of any other jurisdiction or factual matters.  We have relied upon the attached opinion of [insert details of foreign law counsel] dated [insert date] in relation to the Issuer and the laws of [insert jurisdiction of incorporation of foreign ADI] (“Foreign Law Opinion”).

Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the Counter-Indemnity:

a.	the Deed of Guarantee dated [insert date] executed by the Commonwealth (“Guarantee”);

b.	the Counter-Indemnity; and

c.	the authority to carry on banking business in Australia given in favour of the Issuer dated [insert date] under the Banking Act.

Government Guarantee Scheme Rules	Page 41

In this opinion the expression “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

Assumptions

We have assumed:

a.
as confirmed in the Foreign Law Opinion, that the Issuer is duly established and existing and has status as a legal entity under the laws of [insert jurisdiction of incorporation of foreign ADI] with full power and authority to enter into and observe its obligations under the Documents and to own and possess its properties and conduct its business;

b.	that the Foreign Law Opinion is true and correct in all respects and none of the qualifications made in the Foreign Law Opinion affects the matters opined on in this opinion;

c.	the authenticity of all signatures, seals, duty stamps and markings;

d.	the completeness, and conformity to originals, of all documents submitted to us;

e.	that the Counter-Indemnity has been, or will be, duly authorised and executed by the Issuer and the Commonwealth;

f.	on, and immediately following, the execution of the Counter-Indemnity the Issuer was solvent;

g.
that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction; and

h.
that no person has been, or will be, engaged in conduct that is unconscionable, dishonest, misleading or deceptive or likely to mislead or deceive, or any other conduct in contravention of Parts 5.7B or 7.10 of the Corporations Act 2001 ("Corporations Act") or Part 2 of the Australian Securities and Investment Commission Act 2001 of Australia.

We have not taken any steps to verify these assumptions.

Searches

We have examined and relied on an inspection of the public records of the Issuer in extract which are available to the public and obtained from the Australian Securities and Investments Commission in [insert place] as at [insert time] local time on [insert date].  These records are not necessarily complete or up to date.  We have not examined any documents filed by the Issuer nor have we made any other searches.

Government Guarantee Scheme Rules	Page 42

Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

a.
the Issuer would be recognised as a legal entity in the Relevant Jurisdictions under either the common law or the Foreign Corporations (Application of Laws) Act 1989 of Australia due to the recognition of the Issuer as a legal entity under the laws of [insert jurisdiction of incorporation of foreign ADI];

b.	the Issuer is registered under the Corporations Act as a foreign company carrying on business in Australia;

c.	under the Relevant Laws, the obligations of the Issuer in respect of the Counter-Indemnity are legal, valid, binding and (subject to the terms of the documents) enforceable.

The expression “enforceable” means that the relevant obligations are of a type that the courts enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms; and

d.	the execution and delivery by, or on behalf of, the Issuer of the Counter-Indemnity and the observance of its obligations under it has not violated and will not contravene any Relevant Law.

Qualifications

This opinion is subject to the following qualifications:

a.
the nature and enforcement of obligations may be affected by lapse of time, failure to take action, laws and defences generally affecting creditors’ rights, court orders, public policy, restitution and the discretionary nature of equitable remedies;

b.	the rights of a party to the Counter-Indemnity to enforce its rights may be limited or affected by:

i.
breaches by that person of its obligations under the Counter-Indemnity, or misrepresentations made by it in, or in connection with, the Counter-Indemnity, the Guarantee or an Eligibility Certificate (as defined for the purposes of the Guarantee);

	ii.	conduct of that party in relation to the Counter-Indemnity, the Guarantee or an Eligibility Certificate which is unlawful;

	iii.	the invalidity or unenforceability of the Guarantee or an Eligibility Certificate; or

iv.
conduct of that person in relation to the Counter-Indemnity, the Guarantee or an Eligibility Certificate which gives rise to an estoppel or claim against that person by the person against whom it is seeking to enforce its rights under the Counter-Indemnity;

Government Guarantee Scheme Rules	Page 43

c.
the Relevant Laws may require that parties act reasonably and in good faith in their dealings with each other, discretions are exercised reasonably and opinions and determinations are based on good faith;

d.	we express no opinion as to:

	i.	the severance of invalid or unenforceable provisions, an indemnity for legal costs or provisions precluding oral amendments or waivers;

ii.
whether a judgment for a monetary amount would be given in a currency other than Australian dollars or the date on which a conversion from a foreign currency would be made for the purpose of enforcing a judgment; or

	iii.	whether the Issuer is in compliance with any prudential standard, prudential regulation or direction made by the Australian Prudential Regulation Authority;

e.
regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism;

f.
court proceedings may be stayed if the subject of the proceedings is concurrently before another court and a document may not be admissible in court proceedings unless applicable stamp duty has been paid; and

g.	claims against the Issuer are subject to the provisions of section 11F of the Banking Act and section 86 of the Reserve Bank Act 1959 of Australia.[1]

Benefit

This opinion is addressed to you personally and may not, without our prior written consent, be:

a.	relied on by another person;

b.	disclosed, except to persons who in the ordinary course of government have access to your papers and records on the basis that they will make no further disclosure; or

c.	quoted or referred to in a public document.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

____________________

[1]	If this opinion is being given in respect of the Bank of China this qualification should be replaced with the following:

claims against the Issuer are subject to the provisions of sections 13A and 16 of the Banking Act and section 86 of the Reserve Bank Act 1959 of Australia.  In addition, under section 15C of the Banking Act, the fact that an ADI statutory manager (as defined in the Banking Act) is in control of the Issuer’s business is not a ground for any other party to a contract to which the Issuer is a party to deny any obligations under that contract, accelerate any debt under that contract or close out any transaction relating to that contract.

Government Guarantee Scheme Rules	Page 44

This opinion is given in respect of the Relevant Laws which are in force at 9.00 am on the date of this letter.

Yours faithfully

Government Guarantee Scheme Rules	Page 45

SCHEDULE 10	FORM OF LEGAL OPINION IN RESPECT OF ELIGIBLE SCHEME LIABILITIES

A.	OPINION REGARDING VALID, BINDING AND ENFORCEABLE NATURE OF OBLIGATIONS
A.1.	THIS OPINION IS FOR USE FOR AUSTRALIAN INCORPORATED ELIGIBLE INSTITUTIONS ONLY IN RESPECT OF ELIGIBLE SCHEME LIABILITIES

The Commonwealth of Australia
c/- Scheme Administrator
Australian Government Guarantee Scheme for
   Large Deposits and Wholesale Funding
c/- The Secretary
Reserve Bank of Australia
GPO Box 5367
SYDNEY   NSW   2001

Dear Sirs

[insert name of Eligible Institution] (“Issuer”)

[insert description of proposed Eligible Scheme Liabilities] (“Liabilities”)

We refer to the proposed issue of the Liabilities in respect of which we have acted as legal advisers to the Issuer which is an authorised deposit-taking institution under the Banking Act 1959 of Australia (“Banking Act”).

This opinion relates only to the laws of New South Wales (“NSW”), [insert a reference to the jurisdiction in which the Issuer is registered if not NSW] and the Commonwealth of Australia (together the “Relevant Laws”) and is given on the basis that it will be construed in accordance with the laws of NSW. We express no opinion about the laws of any other jurisdiction or factual matters.

Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents:

a.	the Deed of Guarantee dated [insert date] executed by the Commonwealth;

b.	[insert a description of the documents evidencing the proposed Eligible Scheme Liabilities] (“Documents”);

c.	[insert details of the authorisations and any power of attorney in respect of the entry into, and performance of obligations under, the Documents];

Government Guarantee Scheme Rules	Page 46

d.	the certificate of registration and the constitution of the Issuer; and

e.	the authority to carry on banking business in Australia given in favour of the Issuer dated [insert date] under the Banking Act.

In this opinion, the expression “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

Assumptions

We have relied on the assumptions specified in section 129 of the Corporations Act 2001 of Australia (“Corporations Act”) and assumed:

a.	the authenticity of all signatures, seals, duty stamps and markings;

b.	the completeness, and conformity to originals, of all documents submitted to us;

c.	that all authorisations referred to above remain in full force and effect;

d.	that the Documents have been, or will be, duly authorised by all parties to them (other than the Issuer) and have been, or will be, duly executed by all parties to them;

e.	on, and immediately following, the execution of the Documents, the Issuer was solvent;

f.
that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction; and

g.
that no person has been, or will be, engaged in conduct that is unconscionable, dishonest, misleading or deceptive or likely to mislead or deceive, or any other conduct in contravention of Parts 2E.1, 5.7B or 7.10 of the Corporations Act or Part 2 of the Australian Securities and Investment Commission Act 2001 of Australia.

We have not taken any steps to verify these assumptions.

Searches

We have examined and relied on an inspection of the public records of the Issuer in extract which are available to the public and obtained from the Australian Securities and Investments Commission in [insert place] as at [insert time] local time on [insert date].  These records are not necessarily complete or up to date.  We have not examined any documents filed by the Issuer nor have we made any other searches.

Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

a.	the Issuer:

	i.	is incorporated and validly existing under the laws of Australia; and

Government Guarantee Scheme Rules	Page 47

	ii.	is capable of suing and being sued in its corporate name;

b.	the Issuer has:

	i.	the corporate power to incur the Liabilities and enter into the Documents and to observe its obligations under them; and

	ii.	taken all corporate action required on its part to authorise the incurring of the Liabilities and the execution, delivery and observance of its obligations under the Documents;

c.
under the Relevant Laws, the obligations of the Issuer in respect of the Liabilities and under each Document are, or when executed and delivered will be, legal, valid, binding and (subject to the terms of the documents) enforceable.

The expression “enforceable” means that the relevant obligations are of a type that the courts enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms; and

d.
the incurring of the Liabilities and the execution and delivery  of the Documents  and the observance of obligations under them has not violated and will not contravene any Relevant Law or its constitution.

Qualifications

This opinion is subject to the following qualifications:

a.
the nature and enforcement of obligations may be affected by lapse of time, failure to take action, laws and defences generally affecting creditors’ rights, court orders, public policy, restitution and the discretionary nature of equitable remedies;

b.	the rights of a party to a Document to enforce its rights may be limited or affected by:

	i.	breaches by that person of its obligations under the Document, or misrepresentations made by it in, or in connection with, the Document;

	ii.	conduct of that party in relation to the document which is unlawful; or

	iii.	conduct of that person in relation to the document which gives rise to an estoppel or claim against that person by the person against whom it is seeking to enforce its rights under the Document;

c.
the Relevant Laws may require that parties act reasonably and in good faith in their dealings with each other, discretions are exercised reasonably and opinions and determinations are based on good faith;

d.	we express no opinion as to:

i.
the severance of invalid or unenforceable provisions, an indemnity for legal costs, provisions precluding oral amendments or waivers or the accuracy, completeness or suitability of any formula set out in Document;

Government Guarantee Scheme Rules	Page 48

ii.
whether a judgment for a monetary amount would be given in a currency other than Australian dollars or the date on which a conversion from a foreign currency would be made for the purpose of enforcing a judgment; or

	iii.	whether the Issuer is in compliance with any prudential standard, prudential regulation or direction made by the Australian Prudential Regulation Authority;

e.
regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism;

f.
court proceedings may be stayed if the subject of the proceedings is concurrently before another court and a document may not be admissible in court proceedings unless applicable stamp duty has been paid; and

g.
claims against the Issuer are subject to the provisions of sections 13A and 16 of the Banking Act and section 86 of the Reserve Bank Act 1959 of Australia.  In addition, under section 15C of the Banking Act, the fact that an ADI statutory manager (as defined in the Banking Act) is in control of the Issuer’s business is not a ground for any other party to a contract to which the Issuer is a party to deny any obligations under that contract, accelerate any debt under that contract or close out any transaction relating to that contract.

Benefit

This opinion is addressed to you personally and may not, without our prior written consent, be:

a.	relied on by another person;

b.	disclosed, except to persons who in the ordinary course of government have access to your papers and records on the basis that they will make no further disclosure; or

c.	quoted or referred to in a public document.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is given in respect of the Relevant Laws which are in force at 9.00 am on the date of this letter.

Yours faithfully

Government Guarantee Scheme Rules	Page 49

A.2.	THIS OPINION IS FOR USE FOR FOREIGN ADI ELIGIBLE INSTITUTIONS ONLY IN RESPECT OF ELIGIBLE SCHEME LIABILITIES

The Commonwealth of Australia
c/- The Scheme Administrator
Australian Government Guarantee Scheme for Large Deposits
and Wholesale Funding
c/o The Secretary
Reserve Bank of Australia
65 Martin Place
Sydney NSW 2001

Dear Sirs

[insert name of Eligible Institution] (“Issuer”)

[insert description of proposed Eligible Scheme Liabilities] (“Liabilities”)

We refer to the proposed issue of the Liabilities in respect of which we have acted as legal advisers to the Issuer which is an authorised deposit-taking institution under the Banking Act 1959 of Australia (“Banking Act”).

This opinion relates only to the laws of New South Wales (“NSW”), [insert a reference to the jurisdiction in which the Issuer is registered if not NSW] and the Commonwealth of Australia (together the “Relevant Laws”) and is given on the basis that it will be construed in accordance with the laws of NSW.  We express no opinion about the laws of any other jurisdiction or factual matters.  We have relied upon the attached opinion of [insert details of foreign law counsel] dated [insert date] in relation to the Issuer and the laws of [insert jurisdiction of incorporation of foreign ADI] (“Foreign Law Opinion”).

Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents:

a.	the Deed of Guarantee dated [insert date] executed by the Commonwealth;

b.	[insert a description of the documents evidencing the proposed Eligible Scheme Liabilities] (“Documents”); and

c.	the authority to carry on banking business in Australia given in favour of the Issuer dated [insert date] under the Banking Act.

Government Guarantee Scheme Rules	Page 50

In this opinion, the expression “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

Assumptions

We have assumed:

a.
as confirmed in the Foreign Law Opinion, that the Issuer is duly established and existing and has status as a legal entity under the laws of [insert jurisdiction of incorporation of foreign ADI] with full power and authority to enter into and observe its obligations under the Documents and to own and possess its properties and conduct its business;

b.	that the Foreign Law Opinion is true and correct in all respects and none of the qualifications made in the Foreign Law Opinion affects the matters opined on in this opinion;

c.	the authenticity of all signatures, seals, duty stamps and markings;

d.	the completeness, and conformity to originals, of all documents submitted to us;

e.	that the Documents have been, or will be, duly authorised and executed by all parties to them;

f.	on, and immediately following, the execution of the Documents the Issuer was solvent;

g.
that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction; and

h.
that no person has been, or will be, engaged in conduct that is unconscionable, dishonest, misleading or deceptive or likely to mislead or deceive, or any other conduct in contravention of Parts 5.7B or 7.10 of the Corporations Act 2001 or Part 2 of the Australian Securities and Investment Commission Act 2001 of Australia.

We have not taken any steps to verify these assumptions.

Searches

We have examined and relied on an inspection of the public records of the Issuer in extract which are available to the public and obtained from the Australian Securities and Investments Commission in [insert place] as at [insert time] local time on [insert date].  These records are not necessarily complete or up to date.  We have not examined any documents filed by the Issuer nor have we made any other searches.

Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

Government Guarantee Scheme Rules	Page 51

a.
the Issuer would be recognised as a legal entity under the Relevant Laws under either the common law or the Foreign Corporations (Application of Laws) Act 1989 of Australia due to the recognition of the Issuer as a legal entity under the laws of [insert jurisdiction of incorporation of foreign ADI];

b.	the Issuer is registered under the Corporations Act as a foreign company carrying on business in Australia;

c.
under the Relevant Laws, the obligations of the Issuer in respect of the Liabilities and under each Document are, or when executed and delivered will be, legal, valid, binding and (subject to the terms of the documents) enforceable.

The expression “enforceable” means that the relevant obligations are of a type that the courts enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms; and

d.	the incurring of the Liabilities and the execution and delivery of the Documents and the observance of obligations under them has not violated and will not contravene any Relevant Law.

Qualifications

This opinion is subject to the following qualifications:

a.
the nature and enforcement of obligations may be affected by lapse of time, failure to take action, laws and defences generally affecting creditors’ rights, court orders, public policy, restitution and the discretionary nature of equitable remedies;

b.	the rights of a party to a Document to enforce its rights may be limited or affected by:

	i.	breaches by that person of its obligations under the Document, or misrepresentations made by it in, or in connection with, the Document;

	ii.	conduct of that party in relation to the document which is unlawful; or

	iii.	conduct of that person in relation to the document which gives rise to an estoppel or claim against that person by the person against whom it is seeking to enforce its rights under the Document;

c.
the Relevant Laws may require that parties act reasonably and in good faith in their dealings with each other, discretions are exercised reasonably and opinions and determinations are based on good faith;

d.	we express no opinion as to:

i.
the severance of invalid or unenforceable provisions, an indemnity for legal costs, provisions precluding oral amendments or waivers or the accuracy, completeness or suitability of any formula set out in Document;

ii.
whether a judgment for a monetary amount would be given in a currency other than Australian dollars or the date on which a conversion from a foreign currency would be made for the purpose of enforcing a judgment; or

Government Guarantee Scheme Rules	Page 52

	iii.	whether the Issuer is in compliance with any prudential standard, prudential regulation or direction made by the Australian Prudential Regulation Authority;

e.
regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism;

f.
court proceedings may be stayed if the subject of the proceedings is concurrently before another court and a document may not be admissible in court proceedings unless applicable stamp duty has been paid; and

g.	claims against the Issuer are subject to the provisions of section 11F of the Banking Act and section 86 of the Reserve Bank Act 1959 of Australia.[1]

Benefit

This opinion is addressed to you personally and may not, without our prior written consent, be:

a.	relied on by another person;

b.	disclosed, except to persons who in the ordinary course of government have access to your papers and records on the basis that they will make no further disclosure; or

c.	quoted or referred to in a public document.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is given in respect of the Relevant Laws which are in force at 9.00 am on the date of this letter.

Yours faithfully

_______________________

[1]	If this opinion is being given in respect of the Bank of China this qualification should be replaced with the following:

claims against the Issuer are subject to the provisions of sections 13A and 16 of the Banking Act and section 86 of the Reserve Bank Act 1959 of Australia.  In addition, under section 15C of the Banking Act, the fact that an ADI statutory manager (as defined in the Banking Act) is in control of the Issuer’s business is not a ground for any other party to a contract to which the Issuer is a party to deny any obligations under that contract, accelerate any debt under that contract or close out any transaction relating to that contract.

Government Guarantee Scheme Rules	Page 53

B.	SATISFACTION OF THE ELIGIBILITY CRITERIA

B.1.	THIS OPINION IS FOR USE FOR BOTH AUSTRALIAN INCORPORATED AND FOREIGN ADI ELIGIBLE INSTITUTIONS IN RESPECT OF THE SATISFACTION OF THE ELIGIBILITY CRITERIA FOR NON-DEPOSIT ELIGIBLE LIABILITIES ONLY

The Commonwealth of Australia
c/- The Scheme Administrator
Australian Government Guarantee Scheme for Large Deposits
and Wholesale Funding
c/o The Secretary
Reserve Bank of Australia
65 Martin Place
Sydney NSW 2001

Dear Sirs

[insert name of Eligible Institution] (“Issuer”)

[insert description of proposed Eligible Scheme Liabilities] (“Liabilities”)

We refer to the proposed issue of the Liabilities in respect of which we have acted as legal advisers to the Issuer which is an authorised deposit-taking institution under the Banking Act 1959 of Australia (“Banking Act”).

This opinion relates only to the laws of New South Wales (“NSW”), [insert a reference to the jurisdiction in which the Issuer is registered if not NSW] and the Commonwealth of Australia (together the “Relevant Laws”) and is given on the basis that it will be construed in accordance with the laws of NSW. We express no opinion about the laws of any other jurisdiction or factual matters except as expressly stated in this opinion.

This opinion is given only to confirm that the terms and conditions of the Liabilities satisfy the “Eligibility Criteria” set out in Schedule 3 to the Australian Government Guarantee Scheme For Large Deposits and Wholesale Funding Rules (“Rules”).

Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents:

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a.	the Deed of Guarantee dated [insert date] executed by the Commonwealth;

b.	the version of the Rules dated [●] and published on www.guaranteescheme.gov.au as at the date of this opinion; and

c.	[insert a description of the documents evidencing the proposed Eligible Scheme Liabilities] (“Documents”).

Confirmation

On the foregoing basis and subject to the assumptions and qualifications set out below, we confirm that:

a.	the Liabilities [will be / are] unsecured;

b.	the Liabilities [will] have a maturity [of / not exceeding] [●] months;

c.
the Liabilities [do not / will not] include any of the features in their terms and conditions which are set out in the “Not Complex” guidelines issued under the Rules as being features that are likely to be regarded by the Commonwealth as complex.  In the schedule to this opinion, we specifically address each of the matters set out in the “Not Complex” guidelines issued under the Rules; and

d.	the Liability [will be / is] expressed to be [a bank bill / a certificate of deposit / a transferable deposit / a debenture / commercial paper / a bond / a note],

and consequently, the terms and conditions of the Liabilities (subject to completion of the relevant Documents) satisfy the Eligibility Criteria.

Assumptions

We have assumed:

a.	that any Document in draft form is completed, executed and delivered in a manner that is consistent with the Eligibility Criteria; and

b.	that the final terms of the Documents have not been, and will not be, varied or waived in a manner that is inconsistent with the Eligibility Criteria

We have not taken any steps to verify these assumptions.

Government Guarantee Scheme Rules	Page 55

[Qualifications1]

[This opinion is subject to the qualification that Rule B.2.1 requires that the Liability be held by an Australian Resident.  This is a matter of fact that can only be determined after the Liability has been issued or accepted and a claim made.]

Benefit

This opinion is addressed to you personally and may not, without our prior written consent, be:

a.	relied on by another person;

b.	disclosed, except to persons who in the ordinary course of government have access to your papers and records on the basis that they will make no further disclosure; or

c.	quoted or referred to in a public document.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is given in respect of the Relevant Laws which are in force at 9.00 am on the date of this letter.

Yours faithfully

______________________

[1]	Only insert this qualification if providing the opinion in connection with a Liability of a foreign ADI.

Government Guarantee Scheme Rules	Page 56

Schedule

Guidelines as to features that are likely to be treated as “complex”	Terms and conditions of the Liabilities
A [insert relevant text from guidelines – available on www.guaranteescheme.gov.au]	[describe terms and conditions relevant to each guideline]
B
C
D
E
F
G
H
etc

Government Guarantee Scheme Rules	Page 57

GUARANTEES OF DEPOSITS & WHOLESALE FUNDING — ELIGIBLE ACCOUNTS

SAMPLE LIST OF DEPOSIT ACCOUNTS

The following deposits are included in this guarantee:

•	Conventional cheque accounts

•	Conventional call accounts

•	Conventional saving accounts

•	Conventional term deposits

•	Farm management deposits

•	Cash management accounts

•	Pass-book savings accounts

•	Personal current account bearing interest electronic access (whether or not account also has cheque access)

•	Personal current at call account bearing interest with cheque and high transaction capabilities

•	Personal basic account

•	Personal at call account, not earning interest, but with high transaction capabilities

•	Pensioner deeming accounts

•	At call cash management and savings account (earning high yield with limited transaction capability)

•	Internet-based savings accounts

•	Standard fixed rate term deposit

•	Bonus incentive investment accounts

•	Debit card accounts

•	(Separate) mortgage offset accounts. Can be either 100 per cent or partial offset.

•	Trustee accounts

•	Other transaction accounts

•	Retirement savings accounts (at call and term)

•	First home savers deposit accounts

This is not an exhaustive list.

GUIDELINES ON INTERPRETATION OF ‘NOT COMPLEX’ FOR THE PURPOSES OF SCHEDULE 3 – ELIGIBILITY CRITERIA

Schedule 3 – Eligibility Criteria requires eligible liabilities to be ‘not complex’.  The purpose of this note is to provide guidance on what the term ‘not complex’ means in that context.

Liabilities with one or more of the following features in their terms and conditions are likely to be regarded by the Guarantor as complex1:

A.
a liability where the principal amount of the liability is not a fixed sum but varies by reference to, or is derived from, the value of an asset, index or commodity or is linked to the credit standing of any person;

B.	a liability where the principal and interest payments are required to be made in different currencies;

C.	a liability where interest payable in respect of the liability is neither fixed nor determined by reference to a market interest rate with a fixed margin;

D.
a liability where amounts other than principal and interest are payable (other than additional amounts by way of a gross up for taxes, late fees, break fees and make-whole payments or similar amounts);

E.	a liability that may be converted to equity or may be subordinated (other than by operation of law);

F.
a liability that requires the Eligible Institution to grant security, other than where such a requirement is triggered only in the event that the Eligible Institution grants a security in respect of other liabilities;

G.	a liability that includes any cross-default or cross-acceleration event of default (however described); or

H.
a liability that includes any right to demand prepayment of principal or permits redemption prior to the maturity date, except where such rights become operative as a result of one or more of the following or substantially similar circumstances:

	•	interest withholding taxes or other taxes that have, or will become, payable due to a change in laws relating to taxation or in the application, or interpretation, of laws relating to taxation;

	•	the non-payment of principal or interest by the Eligible Institution;

•
the Eligible Institution entering into any arrangement or composition, suffering execution against its assets, having its undertaking or assets, in whole or in part, taken into possession by an encumbrancer, being placed under external administration, dissolved or becoming the subject of an application for those or similar procedures or otherwise being insolvent;

	•	the liability becoming illegal;

	•	the Eligible Institution ceasing to carry on a banking business or business generally;

	•	a breach by the Eligible Institution of its obligations set out in the liability where the breach is not remedied or is unable to be remedied.

______________________

[1]	The issue of an Eligibility Certificate is conclusive evidence that the liability the subject of an Eligibility Certificate has been accepted by the Guarantor as ‘not complex’.